SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 10, 2011

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements made in this Report that are not historical facts may constitute forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those discussed.  Such risks and uncertainties include but are not limited to those discussed in this report and in BioTime's other reports filed with the Securities and Exchange Commission. Words such as “expects,” “may,” “will,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements.

Section 8 – Other Events

Item 8.01 – Other Events.

United States patent number 7,928,069 covering certain aspects of the composition of Glycosan™ hydrogels has been issued. The patent assigned to the University of Utah is licensed to BioTime’s subsidiary OrthoCyte Corporation for the manufacture of research products and for therapeutic uses when combined with human cells. The patent is of strategic value to the BioTime family of companies because it provides protection for formulations of a number of stem cell-based cellular therapies that may be developed using the Glycosan hydrogels, as well as for a stand-alone medical device designated HyStem®-Rx.

The patent covers the thiol modification of extracellular matrix proteins such as collagen and gelatin, while another pending United States patent application in this patent family covers the thiol modification of hyaluronate and includes uses of the hydrogels in medicine. Related patent applications also are pending outside of the United States in the European Union, Canada, Japan, and Australia.

On May 10, 2011, BioTime issued a press release disclosing the issuance of the patent.  A copy of the press release is filed as an Exhibit to this Report.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release dated May 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date:	May 10, 2011	By:	/s/ Robert W. Peabody
Senior Vice President,
Chief Operating Officer,
and Chief Financial Officer

Exhibit Number	Description
99.1	Press release dated May 10, 2011

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